UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d)

of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 21, 2015

HEIDRICK & STRUGGLES

INTERNATIONAL, INC.

(Exact name of registrant as specified in its charter)

Delaware	0-25837	36-2681268
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

233 South Wacker Drive, Suite 4900, Chicago, IL	60606-6303
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (312) 496-1200

N/A

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.03. Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year

At the annual meeting of stockholders of Heidrick & Struggles International, Inc. (the “Company”) held on May 21, 2015 (the “Annual Meeting”), the stockholders approved amendments to the Company’s Certificate of Incorporation (“Certificate”) to declassify the Company’s Board of Directors (“Board”). As a result, all of the Company’s directors will stand for annual election beginning at the Company’s 2016 annual meeting of stockholders. In addition, the Board has approved conforming amendments to the Company’s Amended and Restated Bylaws that reflect the declassifying of the Board which will take effect concurrently with the effectiveness of the amendments to the Certificate.

Item 5.07. Submission of Matters to a Vote of Security Holders.

(a) The Annual Meeting of stockholders was held on May 21, 2015.

(b) The results of the matters submitted to stockholders were as follows:

1.	Election of Class III Directors: Our stockholders elected the following three Class III directors to serve a three-year term expiring on the date of our 2018 annual meeting of stockholders, or until his or her resignation or his or her successor has been duly chosen and qualified.

	Shares For	Shares Withheld	Broker Non-Votes
JILL KANIN-LOVERS	15,319,969	207,332	1,736,584
ROBERT S. KAPLAN	15,311,483	215,818	1,736,584
GARY E. KNELL	15,337,542	189,759	1,736,584

2.	Advisory Vote to Approve Executive Compensation: Our stockholders approved this proposal.

For	14,823,112
Against	633,478
Abstain	70,711
Broker Non-Votes	1,736,584

3. Approval of Amendments to the Certificate of Incorporation to Declassify the Board of Directors Beginning at the Company’s Annual Meeting of Stockholders in 2016: Our stockholders approved this proposal.

For	15,515,554
Against	7,727
Abstain	4,020
Broker Non-Votes	1,736,584

4.	Ratification of the Appointment of KPMG LLP as the Company’s Independent Registered Public Accounting Firm for 2015: Our stockholders approved this proposal.

For	16,979,844
Against	279,733
Abstain	4,308

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

HEIDRICK & STRUGGLES INTERNATIONAL, INC.
(Registrant)

Date: May 28, 2015	By:	/s/ Stephen W. Beard
	Name:	Stephen W. Beard
	Title:	Executive Vice President, General Counsel and Chief Administrative Officer